CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form N-2 (No.333- 279004) of John Hancock Financial Opportunities Fund of our report dated February 11, 2026, relating to the financial statements and financial highlights, which appears in this Form N-CSR.

Boston, Massachusetts

February 11, 2026